EXHIBIT 99.2
ELECTROMAGNETIC ENTERPRISE
Financial Statements
As of and for the six month periods ended June 30, 2016 and 2015

Table of Contents
Page
Financial Statements (Unaudited)
Balance Sheets as of June 30, 2016 and 2015	3
Statements of Operations and Comprehensive Income for the six month periods ended June 30, 2016 and 2015	4
Statements of Equity as of June 30, 2016 and 2015	5
Statements of Cash Flows for the six month periods ended June 30, 2016 and 2015	6
Notes to Financial Statements	7

ELECTROMAGNETIC ENTERPRISE

BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	As of June 30, 2016	As of June 30, 2015
ASSETS
CURRENT ASSETS:
Accounts receivable, net of allowance for doubtful accounts of $77 and $13 in 2016 and 2015, respectively	$4,842	$5,274
Due from affiliates	3,712	6,131
Inventories, net	3,202	3,537
Prepaid and other current assets	28	60
Total current assets	11,784	15,002
Property, plant and equipment, net	1,713	1,968
Total assets	$13,497	$16,970

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,351	$5,173
Deferred revenue	1,316	-
Income taxes payable	2,035	1,791
Other accrued expenses	331	952
Total current liabilities	6,033	7,916
Deferred income taxes	275	225
Total liabilities	$6,308	$8,141

COMMITMENTS AND CONTINGENCIES (NOTE 9)
EQUITY:
Cumulative net distributions to parent	(34,391)	(27,303)
Cumulative net earnings	41,580	36,132
Total equity	7,189	8,829
Total liabilities and equity	$13,497	$16,970

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)
(Dollars in thousands)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Net sales	$30,994	$26,978
Cost of sales	24,351	20,282
Gross profit	6,643	6,696
Selling, general and administrative expenses	1,338	2,006
Income before income taxes	5,305	4,690
Income tax expense	2,092	1,850
Net income and comprehensive income	$3,213	$2,840

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENTS OF EQUITY
(Unaudited)
(Dollars in thousands)

Equity
Balance, January 1, 2015 –	$5,542
Net income	2,840
Net investment by parent	447
Balance, June 30, 2015	8,829
Balance, December 31, 2015	4,825
Net income	3,213
Net distributions to parent	(849)
Balance, June 30, 2016	$7,189

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE

STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,213	$2,840
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	209	265
Deferred income tax provision	56	59
Changes in assets and liabilities:
Accounts receivable	(416)	(3,909)
Inventories	(282)	(193)
Prepaid expenses and other assets	(23)	(55)
Accounts payable	(1,511)	1,638
Accrued expenses	1,026	(168)
Income taxes payable	(1,292)	(907)
Net cash provided by (used in) operating activities	980	(430)

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(131)	(17)
Net cash used in investing activities	(131)	(17)

CASH FLOWS FROM FINANCING ACTIVITIES
(Distributions to) investment by parent	(849)	447
Net cash (used in) provided by financing activities	(849)	447

NET INCREASE (DECREASE) IN CASH	-	-
Cash at beginning of year	-	-
Cash at end of year	$-	$-

See notes to financial statements.

ELECTROMAGNETIC ENTERPRISE
NOTES TO FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands)

1.	DESCRIPTION OF THE COMPANY

Electromagnetic Enterprise ("EME" or "the Company") is a division of Hamilton Sundstrand Corporation, a Delaware corporation ("HSC"). EME designs, develops, manufactures, markets, services, distributes, repairs, and sells electric motors, starters and generators for certain commercial applications, including for use in commercial hybrid electric vehicles and refrigeration and in the aerospace and defense sectors.

The Company product offerings are marketed throughout the United States and internationally. The Company headquarters and manufacturing facilities are located in Kenosha, WI.

2.	SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements are presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). In the opinion of management, the interim financial statements reflect all normal and recurring adjustments necessary to present fairly the financial position, the results in operations and change in cash flows for the interim periods.

During the periods presented, Electromagnetic Enterprise was a business unit of HSC which is an operating division of United Technologies Aerospace Systems ("UTAS" or "the Parent"), a subsidiary of United Technologies, Inc. EME did not operate as a stand-alone entity. These financial statements reflect the assets, liabilities, revenue and expenses directly attributable to the Company, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in invested equity and cash flows of the Company on a stand-alone basis. The allocation methodologies have been described in Note 11, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in invested equity and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including those related to bad debts, inventories, accrued expenses, warranties accrual, income taxes, allocation of expense from the Parent company, contingencies and litigation. Estimates are based on historical experience, expected future cash flow and various other assumptions that are believed to be reasonable under the circumstances, the result of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

Cash

Treasury activities are centralized by UTAS such that cash collections are automatically swept to UTAS which in turn funds disbursements. As a result, the Company does not hold any cash.

Accounts Receivable and Allowance for Doubtful Accounts

The Company extends credit to customers based on its evaluation of the customer’s financial condition. The Company makes ongoing estimates relating to the collectability of its accounts receivable and maintains an allowance for estimated losses resulting from the inability of customers to make required payments. In addition, accounts that are outstanding longer than contractual payment terms are considered past due. In determining the amount of the allowance, the Company considers historical level of credit losses, the length of time its trade receivables are past due and makes judgments about the creditworthiness of significant customers based on ongoing credit evaluations The Company does not typically charge interest on past due receivables. At June 30, 2016 and 2015, the Company’s allowance for doubtful accounts was $77 and $13, respectively.

Customer Concentration

The Company has two large customers who together accounted for 95% and 88% of total sales during the six months ended June 30, 2016 and 2015, respectively. These customers accounted for 85% and 62% of total accounts receivable and due from affiliates at June 30th 2016 and 2015, respectively. One of the two large customers is a related party as described below and in Note 10. Although the Company believes that its overall relations with customers are good, there can be no assurance that such customers will continue to purchase from the Company. The loss of any of the Company’s major customers or a significant decrease in demand for certain products could have a material adverse effect on the Company’s business, results of operations, financial condition and cash flows.

Due from Affiliates

Due from affiliates represents sales transactions made by the Company to the Company’s parent or other affiliated entities that have not been settled as of June 30, 2016 and 2015. These transactions between the related entities are within the normal course of operating the businesses.

Inventories

Inventories are stated at the lower of cost or market using first-in, first-out ("FIFO") or weighted average methods and include the cost of materials, labor and manufacturing overhead.

Inventories are evaluated for estimated excess and obsolescence based upon assumptions about future demand and historical usage and are adjusted accordingly.

Property, Plant and Equipment

Property, plant and equipment are recorded at historical cost. Depreciation is provided principally on the straight line method over the estimated useful lives of the assets which range as follows: Leasehold improvements - shorter of the asset life or lease term of the lease, and Machinery and Equipment - 5 to 16 years. Maintenance and repairs are charged to expense, and renewals and betterments are capitalized. Gain or loss on disposals are recorded in operating income.

The Company assesses its long-lived assets for impairment whenever facts and circumstances indicate that the carrying amount may not be fully recoverable. If required, an impairment loss is measured based upon the difference between the carrying amount and the fair value of the assets. No impairment losses were recognized during the six month periods ended June 30, 2016 and 2015.

Warranty Reserves

The Company provides warranties at no cost to customers covering manufacturing defects over a period of 1-3 years. The Company estimates and records a warranty reserve liability based on historical warranty expenses.

Revenue Recognition

Revenues are recognized when title and risk of loss has passed to the customer. This condition is generally met when the product has been shipped. Revenues are stated net of any discounts provided to customers.

During 2016, the Company maintained a special pricing agreement with a large customer by which a discount was earned after the 600th unit was sold, a milestone that was expected to be reached in July of 2016. In order to properly match the discount with the associated revenue, such revenue was deferred and the expected discount was recognized over the entire period of the agreement, as units were shipped. As such, revenue equal to one half of the total discount, $1.3 million, was deferred at June 30, 2016.

Income Taxes

The Company accounts for income taxes under the liability method. Under this method, deferred income taxes are recognized for the tax consequence in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts based on enacted tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The Company and the Parent file a consolidated income tax return for Federal purposes. For financial reporting purposes, the provision for Federal and state income taxes are computed on a separate company basis.

3.	NEW ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The Standard is revised to be effective for fiscal years beginning after December 15, 2017. The Company is currently evaluating the potential impact of this new guidance.

In July 2015, the FASB issued Accounting Standards Update No. 2015-11, Simplifying the Measurement of Inventory (ASU 2015-11), which changes guidance for subsequent measurement of inventory from the lower of cost or market to the lower of cost and net realizable value. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016. The Company is currently evaluating the potential impact of this new guidance.
In November 2015, the FASB issued Accounting Standards Update 2015-17, Balance Sheet Classification of Deferred Taxes (ASU 2015–17), that will require companies to classify all deferred tax assets and liabilities as noncurrent on the balance sheet instead of separating deferred taxes into current and noncurrent amounts. This new guidance is effective for fiscal years beginning after December 15, 2016. The Company retrospectively adopted ASU 2015-17 in 2015 and has reflected the impact in its statement of financial position.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases, which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. The new standard states that a lessee will recognize a lease liability for the obligation to make lease payments, and a right-of-use asset for the right to use the underlying asset for the lease term. Expense related to leases determined to be operating leases will be recognized on a straight-line basis, while those determined to be financing leases will be recognized following a front-loaded expense profile in which interest and amortization are presented separately in the income statement. The Company is currently evaluating the impact of this new guidance. These changes are effective for fiscal years beginning after December 15, 2018.

4.	INVENTORIES

Inventories, net, were categorized as follows:

	June 30, 2016	June 30, 2015
Inventories:
Raw materials and supplies	$3,022	$3,452
Work-in-process	-	53
Finished goods	241	88
Reserve for obsolescence	(61)	(56)
	$3,202	$3,537

5.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

	June 30, 2016	June 30, 2015
Property, plant and equipment, net:
Leasehold improvements	$420	$404
Machinery and equipment	11,505	11,494
Construction in progress	133	-
Less accumulated depreciation	(10,345)	(9,930)
Total Property, plant and equipment, net	$1,713	$1,968

Depreciation expense totaled $209 and $265 for the six month periods ended June 30, 2016 and 2015, respectively.

6.	INCOME TAXES

Taxable income and / or loss generated by the Company has been included in the consolidated federal income tax returns of the Parent and certain of its state income tax returns. The Company has determined income taxes in the accompanying financial statements as if it were held in a separate corporation which filed separate income tax returns. Management believes the assumptions underlying its determination of income taxes on a separate return basis are reasonable. However, the amounts determined for income taxes in the accompanying financial statements are not necessarily indicative of the actual amount of income taxes that would have been recorded had the Company been held within a separate stand-alone entity.

The provision for income taxes is based on the current estimate of the annual effective tax rate, adjusted for discrete items that occurred within the respective periods.

The provision for income taxes included in the statements of operations consists of the following:

	For the six month period ended June 30, 2016	For the six month period ended June 30, 2015
Current federal provision	$1,611	$1,418
Current state provision	423	373
Deferred federal provision	49	51
Deferred state provision	9	8
Provision for income taxes	$2,092	$1,850

A reconciliation between income taxes at the 34% statutory Federal income tax rate and the provision for income taxes for the periods is as follows:

	For the six month period ended June 30, 2016	For the six month period ended June 30, 2015
Income tax provision at Federal statutory rate	$1,805	$1,596
Increase in income taxes arising from effect of:
State and local income taxes	286	252
Other	1	2
Provision for income taxes	$2,092	$1,850

Presented below are the elements which comprise deferred tax assets and liabilities:

	As of June 30, 2016	As of June 30, 2015
Net deferred tax asset (liability):
Allowance for doubtful accounts	$31	$5
Inventory	24	22
Accrued expenses	112	278
Property, plant and equipment	(442)	(530)
Net deferred tax liability	$(275)	$(225)

The deferred tax liability represents the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting and income tax purposes. No significant uncertain tax positions have been identified.

The Company, as a separate entity, would have filed federal, state and local income tax returns in the U.S. While the Company does business globally, it does not maintain a foreign presence that would subject the Company to foreign income taxes. In the normal course of business, the Company would be subject to examination by taxing authorities. Even though the Company did not actually file returns as a separate entity, it is still subject to income tax examination through the Parent.

7.	401(k) SAVINGS PLAN

The Company participates in a savings plan maintained by its Parent and available to employees meeting eligibility requirements. The plan is a tax qualified plan under Section 401(k) of the Internal Revenue Code. The Company makes a matching contribution in Parent company stock equaling 60% of the first 6% contributed by an employee along with a cash contribution regardless of employee contribution which ranges from 3% to 5.5% based on employee age. Company contributions were made by the Parent and allocated to the Company as part of an overall fringe benefit percentage. The contributions made by the Company during the periods presented are immaterial to the financial statements.

8.	FAIR VALUE MEASUREMENT

The carrying amounts of all financial instruments approximate their estimated fair values in the accompanying balance sheet. The carrying amounts of accounts receivable, accounts payable, and accrued expenses approximate fair value because of the short maturity of these items.

9.	COMMITMENTS AND CONTINGENCIES

Leases

The Company leases office facilities, machinery and computer equipment under noncancellable operating leases. Rent expense was approximately $130 during both of the six month periods ended June 30, 2016 and 2015. Future minimum payments, by year and in the aggregate, under the noncancellable operating leases with terms of one year or more consist of the following at June 30, 2016:

Year Ending December 31,	Operating Leases
2016	$130
2017	2
Total future minimum lease payments	$132

Litigation

The Company is exposed to asserted and unasserted potential claims encountered in the normal course of business. The Company believes it has meritorious defenses in all lawsuits in which the Company is a defendant. Management believes that none of this litigation, if determined unfavorable to the Company, would have a material adverse effect on the financial condition or results of operations of the Company.

During 2012 a Breach of Warranty claim was brought in the Circuit Court of Illinois for Cook County against HSC by a customer for generators and power centers installed in Hybrid Electric Coaches. HSC denied liability and counterclaimed for breach of contract and expenses incurred as result of the customer’s faulty design. The case settled and the matter was dismissed with prejudice on October 21, 2015.

10.	RELATED PARTIES

The Company’s related parties consist of UTAS, its parent company, and Carrier Corporation, a sister subsidiary of United Technologies, Inc.

Transactions among related parties	Transaction Value for the Six Months Ended June 30, 2016	Transaction Value for the Six Months Ended June 30, 2015	Outstanding Balance at June 30, 2016	Outstanding Balance at June 30, 2015
Sales of Goods
UTAS	$1,503	$1,481	-	2,288
Carrier Corporation	$9,688	$9,140	3,712	3,843
Allocation of Expenses of UTC (Note 11)	$603	$603	-	-

UTAS performs cash management functions on behalf of the Company. Substantially all cash balances are swept to UTAS on a daily basis, where they are managed and invested. As a result, all charges and cost allocations covered by these centralized cash management functions are deemed to have been paid by the Company to UTAS, in cash, during the period in which the cost was recorded in the financial statements. In addition, all cash receipts are transferred to UTAS as received. The excess of cash receipts transferred over the charges and cash allocation is reflected as net cash distributions to UTAS in the statements of equity and cash flows. The accumulated, historical net total of these transactions is $34,391 on June 30, 2016 and $27,303 at June 30, 2015 and is carried as a reduction of equity because it will not be settled in cash or otherwise. We consider all transactions with UTAS to be financing transactions, which are presented as net cash distributions in the accompanying statement of cash flows.

UTAS has not assigned any debt specifically to the Company and as such does not allocate any interest expense.

11.	ALLOCATION OF PARENT COMPANY OVERHEAD

During the periods covered by these statements, certain services were provided to the Company by its Parent for which no allocation was passed through to the Company. In order to reflect all the costs of doing business as a stand-alone entity, management has made adjustments to the financial statements to include an estimate of the expenses that the parent company incurred on its behalf. Management identified and allocated these additional expenses based upon the number of additional employees (or portions thereof) at reasonable salary rates that were deemed necessary to perform the functions of information technologies, international trade review, contract review, human resources, in-house legal and tax services and general financial support. Management also determined based on inquiry and historical review that certain additional costs for information technology and outside legal and audit fees were incurred to support the Company’s operations. Management believes that these estimates are reasonable. They are summarized below:

	For the six month period ended June 30, 2016	For the six month period ended June 30, 2015
Additional employee costs	$415	$415
Audit, IT and legal outside services	188	188
Total allocations	$603	$603

12.	SUBSEQUENT EVENTS

In accordance with Accounting Standards Codification Topic 855, the Company evaluated subsequent events and transactions for potential recognition or disclosure in the financial statements through December 15, 2016, the date the financial statements were available for issuance. The following subsequent event is noted:

On September 30, 2016, the Company was acquired by SL Montevideo Technology, Inc., a subsidiary of SL Industries, Inc., for $64,500 in cash and assumption of certain ordinary course business liabilities, subject to various adjustments related to working capital, quality of earnings and future minimum purchases.